EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in KLA-Tencor Corporation’s Annual Report on Form 10-K for the year ended June 30, 2006.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 15, 2007